                                                                      Exhibit 11

                       Horace Mann Educators Corporation
                      Computation of Net Income per Share
        For the Three and Nine Months Ended September 30, 1996 and 1995
                 (Amounts in thousands, except per share data)

                                                Three Months Ended    Nine Months Ended
                                                -------------------  ------------------
                                                    September 30,       September 30,
                                                -------------------   ------------------
                                                  1996       1995       1996      1995
                                                ---------  --------   --------  --------
Primary - reported:

Weighted average number of common shares
 outstanding during the period                    23,474     23,141    23,449    25,594
                                                 -------    -------   -------   -------

Net income for the period                        $16,324    $19,157   $48,838   $52,503
                                                 -------    -------   -------   -------

Net income per share - assuming no dilution      $  0.69    $  0.83   $  2.08   $  2.05
                                                 =======    =======   =======   =======
Primary:

Weighted average number of common shares
 outstanding during the period                    23,474     23,141    23,449    25,594
Weighted average number of common equivalent
 shares to reflect the dilutive effect of
 common stock equivalent securities:
  Warrants                                           118        112       117       109
  Stock options                                      307        224       291       171
  Common stock units related
   to Deferred Equity
   Compensation Plan for Directors                     2          -         1         -
                                                 -------    -------   -------   -------

Total common and common equivalent shares         23,901     23,477    23,858    25,874
                                                 -------    -------   -------   -------

Net income per share                             $  0.68    $  0.82   $  2.05   $  2.03
                                                 =======    =======   =======   =======
Percentage of dilution compared to reported
 net income per share                                1.4%       1.2%      1.4%      1.0%



                            (Continued on next page)

                       Horace Mann Educators Corporation
                      Computation of Net Income per Share
        For the Three and Nine Months Ended September 30, 1996 and 1995
                 (Amounts in thousands, except per share data)



                                                Three Months Ended   Nine Months Ended
                                                -------------------  ------------------
                                                   September 30,       September 30,
                                                -------------------  ------------------
                                                  1996       1995      1996      1995
                                                  ----       ----      ----      ----
Primary - reported:

Weighted average number of common shares
 outstanding during the period                    23,474     23,141    23,449    25,594
                                                 -------    -------   -------   -------

Net income for the period                        $16,324    $19,157   $48,838   $52,503
                                                 -------    -------   -------   -------

Net income per share - assuming no dilution      $  0.69    $  0.83   $  2.08   $  2.05
                                                 =======    =======   =======   =======

Fully diluted:

Weighted average number of common shares
 outstanding during the period                    23,474     23,141    23,449    25,594
Weighted average number of common equivalent
 shares to reflect the dilutive effect of
 common stock equivalent securities:
  Warrants                                           118        113       118       113
  Stock options                                      307        248       303       248
  Common stock units related
   to Deferred Equity
   Compensation Plan for Directors                     2          -         1         -
Weighted average number of common equivalent
 shares to reflect the dilutive effect of
 convertible notes                                     -      2,857         -     2,857
                                                 -------    -------   -------   -------
Total common and common equivalent shares
 adjusted to calculate fully diluted
 earnings per share                               23,901     26,359    23,871    28,812
                                                 -------    -------   -------   -------

Net income for the period                        $16,324    $19,157   $48,838   $52,503
 Interest expense, net of tax,
  on convertible notes                                 -      1,003         -     3,014
                                                 -------    -------   -------   -------

Adjusted net income for the period               $16,324    $20,160   $48,838   $55,517
                                                 -------    -------   -------   -------

Net income per share -
 assuming full dilution                          $  0.68    $  0.76   $  2.05   $  1.93
                                                 =======    =======   =======   =======

Percentage of dilution compared to
 reported net income per share                       1.4%       8.4%      1.4%      5.9%